Saxon Asset Securities Company
                    Mortgage Loan Asset Backed Certificates,
                                 Series 2001-2

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                            Dated: July 26, 2001

To:      Saxon Asset Securities Company (the "Company")
         Saxon Mortgage Inc. ("SMI")

Re:      Standard Terms to Underwriting Agreement (June 1997 Edition)

Series
Designation:      Mortgage Loan Asset Backed Certificates, Series 2001-2, Class
-----------       AF-1, Class AF- 2, Class AF-3, Class AF-4, Class AF-5, Class
                  AF-6, Class AV-1, Class AV-2, Class A-IO, Class M-1, Class
                  M-2, Class B-1, Class X-IO, Class C and Class R (collectively, the "Certificates"). The Class AF-1, Class AF-2, Class AF-3,
                  Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class A-IO,
                  Class AV-2, Class M-1, Class M-2 and Class B-1 Certificates are referred to herein as the "Underwritten Certificates."

         Underwriting Agreement: Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to issue and sell to Greenwich Capital Markets, Inc., Credit Suisse First Boston Corporation, First Union Securities, Inc. and J. P. Morgan Securities Inc.. (collectively, the "Underwriters"), and the Underwriters hereby agree to purchase from the Company, on or about August 2, 2001, the Underwritten Certificates at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriters are subject to: (i) receipt by the Company of
(a) the ratings specified in the table below by Standard & Poor's Rating Service ("S&P"), and Moody's Investors Service ("Moody's" and together with S&P, the "Rating Agencies") with respect to each Class of Certificates; (ii) receipt of a Prospectus Supplement in form and substance satisfactory to the Underwriters; and (iii) the Sales Agreement dated as of August 2, 2001 by and between the company and SMI and the Trust Agreement (as defined below) each being in form and substance satisfactory to the Underwriters.

         The Certificates will be issued pursuant to a Trust Agreement, dated as of July 1, 2001 (the "Trust Agreement"), by and among the Company, SMI, as Master Servicer (the "Master Servicer"), and Bankers Trust Company as Trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust created under the Trust Agreement (the "Trust"), which will consist primarily of two pools of conventional, one- to four- family, mortgage loans with original terms to stated maturity of not more than 30 years which have the characteristics described in the Prospectus Supplement (the "Mortgage Loans").

         The Company and SMI specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Mortgage Loans having the characteristics described in the Prospectus Supplement; provided, however, that there may be immaterial variances from the description of the Mortgage Loans in the Prospectus Supplement and the actual Mortgage Loans delivered on the Closing Date. Upon delivery of the Mortgage Loans to the Company, the Company will deliver such Mortgage Loans to the Trust.

         Registration Statement: References in the Agreement (as defined below) to the Registration Statement shall be deemed to include registration statement no. 333-87351 and 333- 65718.

         Aggregate Scheduled Principal Balance of Mortgage Loans: Approximately $534,942,259 (as of the Cut-off Date), including approximately $286,393,593 of fixed-rate Mortgage Loans and approximately $248,548,666 of Variable Rate Mortgage Loans. In addition, approximately $44,000,000 will be deposited into the Pre-Funding Account.

         Cut-Off Date: As of the close of business July 1, 2001.

Terms of the Certificates:

                                                  Proposed
                   Initial            Pass-      Ratings by
Series 2001-2     Principal          Through     Moody's and                     Sale of the
Designation        Amount             Rate          S&P         CUSIP Number     Certificates
---------------------------------------------------------------------------------------------
Class AF-1     $ 111,500,000            (3)       Aaa/AAA        805564JG7          (7)
---------------------------------------------------------------------------------------------
Class AF-2     $  37,100,000         5.130%(4)    Aaa/AAA        805564JH5          (7)
---------------------------------------------------------------------------------------------
Class AF-3     $  53,200,000         5.564%(4)    Aaa/AAA        805564JJ1          (7)
---------------------------------------------------------------------------------------------
Class AF-4     $  32,800,000         6.190%(4)    Aaa/AAA        805564JK8          (7)
---------------------------------------------------------------------------------------------
Class AF-4     $  32,800,000         6.190%(4)    Aaa/AAA        805564JK8          (7)
---------------------------------------------------------------------------------------------
Class AF-6     $  26,000,000         6.312%(4)    Aaa/AAA        805564JM4          (7)
---------------------------------------------------------------------------------------------
Class AV-1     $ 185,000,000            (3)       Aaa/AAA        805564JN2          (7)
---------------------------------------------------------------------------------------------
Class AV-2     $  74,891,000            (3)       Aaa/AAA        805564JP7          (7)
---------------------------------------------------------------------------------------------
Class A-IO            (1)              6.250%     Aaa/AAA        805564JQ5          (7)
---------------------------------------------------------------------------------------------
Class M-1      $  45,529,000            (3)       Aa2/AA         805564JR3          (7)
---------------------------------------------------------------------------------------------
Class M-2      $  26,016,000            (3)        A2/A          805564JS1          (7)
---------------------------------------------------------------------------------------------
Class B-1      $  19,512,000            (3)      Baa2/BBB        805564JT9          (7)
---------------------------------------------------------------------------------------------
Class X-IO            (2)               (5)       Aaa/AAA        805564JU6          (7)
---------------------------------------------------------------------------------------------
Class P              N/A                N/A         (6)             N/A             (8)
---------------------------------------------------------------------------------------------
Class C              N/A                N/A         (6)             N/A             (8)
---------------------------------------------------------------------------------------------
Class R              N/A                N/A         (6)             N/A             (8)
---------------------------------------------------------------------------------------------

-------------------------
(1) The Class A-IO Certificates are not entitled to distributions of principal but are entitled to distributions of interest calculated on the basis of a notional balance (as further described in the Prospectus Supplement) initially equal to $148,228,000.

(2) The Class X-IO Certificates are not entitled to distributions of principal but are entitled to distributions of interest calculated as described in (5) below.

(3) On each Distribution Date, the Variable Rate Pass-Through Rates per annum will equal the least of: (i) One Month LIBOR plus the related spread (subject, in the case of the AF-1, AV-1, AV-2, M-1, M-2 and B-1 Certificates, to an increase for any Distribution Date after the Initial Optional Termination Date), as set forth in the Trust Agreement, (ii) the Net WAC Cap (as defined in the Trust Agreement) and
         (iii) the Maximum Cap Rate (as defined in the Trust Agreement).

(4) On any Distribution Date, the Pass-Through Rates for the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates will equal the lesser of (i) the Pass-Through Rate set forth above (subject, in the case of the AF-5 and AF-6 Certificates, to a 0.50% increase for any Distribution Date after the Initial Optional Termination Date) and
         (ii) the Net WAC Cap (as defined in the Trust Agreement).

(5) On any Distribution Date, the Class X-IO Pass-Through Rate will equal to the less of (a) for each Distribution Date up to and including the Distribution Date in July 2003, 0.275%, and for each Distribution Date thereaft er, 0.10%; and (b) the excess, if any, of the Net WAC Cap (as defined in the Trust Agreement) over the product of (i) 2 and (ii) the Adjusted Net Rate (as defined in the Trust Agreement).

(6) No ratings have been requested by the Underwriters for the Class P, Class C and Class R Certificates.

(7) The Underwritten Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

(8) The Class C, Class P, and Class R Certificates will be sold to the Company in a privately negotiated transaction.

         Underwritten Certificates Ratings: It is agreed that as a further condition of the Underwriters' obligation to purchase the Underwritten Certificates, the ratings indicated above by the Rating Agencies on the Underwritten Certificates shall not have been rescinded and there shall not have occurred any downgrading, or public notification of a possible downgrading or public notice of a possible change, without indication of direction, in the ratings accorded the Underwritten Certificates.

         Mortgage Loans: Mortgage Loans having the approximate characteristics described in the Prospectus Supplement with the final schedule attached as
Schedule I to the Trust Agreement.

         Principal and Interest Distribution Dates: Each Distribution Date shall be the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in August 2001.

         REMIC Election: One or more elections will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit (the "REMIC"). The Underwritten Certificates and the Class C Certificates will be designated as "regular interests" in a REMIC. The Class R Certificates will be designated as the "residual interest" in a REMIC. The Class P Certificates do not represent an interest in any REMIC created under the Trust Agreement.

         Purchase Price: The Underwriters hereby agree to purchase each Class of Underwritten Certificates from the Company at the applicable purchase price set forth below, plus, in the case of the Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class A-IO Certificates, accrued interest at the applicable Pass-Through Rate from the close of business on July 1, 2001 through the Closing Date. Each such purchase price is expressed as a percentage of the initial principal amount of the related Mortgage Loan pool.

                                        Purchase Price
                                        --------------

                  Class AF-1                 100%
                  Class AF-2                 100%
                  Class AF-3                 100%
                  Class AF-4                 100%
                  Class AF-5                 100%
                  Class AF-6                 100%
                  Class AV-1                 100%
                  Class AV-2                 100%
                  Class M-1                  100%
                  Class M-2                  100%
                  Class B-1                  100%
                  Class A-IO              11.92292%

         Each of the Underwriters agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Standard Terms to Underwriting Agreement (June 1997 Edition), to purchase the principal balances of the Classes of Certificates specified opposite its name below:

                  Greenwich
Series 2001-2      Capital      Credit Suisse     First Union     J.P. Morgan
Designation      Markets, Inc.   First Boston   Securities, Inc. Securities Inc.
--------------------------------------------------------------------------------
Class AF-1    $   27,875,000   $   27,875,000   $   27,875,000  $   27,875,000
--------------------------------------------------------------------------------
Class AF-2         9,275,000        9,275,000        9,275,000       9,275,000
--------------------------------------------------------------------------------
Class AF-3        13,300,000       13,300,000       13,300,000      13,300,000
--------------------------------------------------------------------------------
Class AF-4         8,200,000        8,200,000        8,200,000       8,200,000
--------------------------------------------------------------------------------
Class AF-5         9,715,500        9,715,500        9,715,500       9,715,500
--------------------------------------------------------------------------------
Class AF-6         6,500,000        6,500,000        6,500,000       6,500,000
--------------------------------------------------------------------------------
Class AV-1        46,250,000       46,250,000       46,250,000      46,250,000
--------------------------------------------------------------------------------
Class AV-2        18,722,750       18,722,750       18,722,750      18,722,750
--------------------------------------------------------------------------------
Class A -IO      95,614,0001                -                -               -
--------------------------------------------------------------------------------
Class M -1        11,382,250       11,382,250       11,382,250      11,382,250
--------------------------------------------------------------------------------
Class M -2         6,504,000        6,504,000        6,504,000       6,504,000
--------------------------------------------------------------------------------
Class B-1          4,878,000        4,878,000        4,878,000       4,878,000
--------------------------------------------------------------------------------
         ------------
         1 Class A-IO has an original class notional balance of $ 148, 228, 000. Greenwich Capital Markets, Inc. is purchasing the stated amount of the Class A-IO Certificates and the Company will retain the difference between the original class notional balance and the stated amount purchased by Greenwich Capital Markets, Inc.


         Closing Date and Location: 10:00 a.m. Eastern Time on or about August 2, 2001, at the offices of McKee Nelson LLP, 1919 M Street, NW, Washington, DC 20036.The Company will deliver the Underwritten Certificates in book-entry form only through the same day funds settlement system of the relevant Depositories, and the Class P, Class C and Class R Certificates in certificated, fully-registered form on or about August 2, 2001.

         Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Mortgage Loan Files, the related mortgaged properties and the loan origination procedures to ensure conformity with the Prospectus and the Prospectus Supplement.

         Controlling Agreement: This Underwriting Agreement, together with the Standard Terms to Underwriting Agreement (June 1997 Edition) (together, the "Agreement"), completely sets forth the agreements between the Company and SMI and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. Notwithstanding the foregoing, the Standard Terms are hereby amended for purposes of the Agreement as follows: (i) there shall be added to the final sentence of Section 1(ii) thereof the words ", the Trustee, DTC," immediately following the phrase "any Credit Enhancer" therein, (ii) the phrase "upon notice of the Underwriters" in the last paragraph of Section 6(i) thereof shall be amended to read "upon notice to the Underwriters" and (iii) there shall be an additional representation and warranty by the Depositor to the effect that: each Servicing Agreement, when executed and delivered as contemplated thereby, will have been duly executed and delivered by the Depositor, and such Servicing Agreement will constitute a legal, valid and binding agreement, enforceable against the Depositor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

         Information Provided by the Underwriters: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding the Underwriters' intention to establish a market in the Underwritten Certificates on the inside front Cover Page of the Prospectus Supplement is the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Final Prospectus.

         Collateral Term Sheets, Structural Term Sheets and Computational
Materials: The Underwriters hereby represent and warrant that (i) a hard copy of the information provided by the Underwriters to the Company in electronic form and attached hereto as Exhibit A, if any, constitutes all "Collateral Term Sheets" or "Structural Term Sheets" (that are required to be filed with the Commission within two business days of first use under the terms of the response of the staff of the Commission to a No-Action request from the Public Securities Association (made generally available March 9, 1995)) disseminated by the Underwriters to investors in connection with the Underwritten Certificates and
(ii) a hard copy of the information provided by the Underwriters to the Company and attached hereto as Exhibit B, if any, constitutes all "Computational Materials" disseminated by the Underwriters in connection with the Underwritten Certificates.

         Trustee: Bankers Trust Company will act as Trustee of the Trust.

         Blue Sky Qualifications: The Underwriters specify, and the parties intend to qualify the Underwritten Certificates in, no jurisdictions pursuant to the Agreement.

         State Law Tax Opinion: At Closing, the Underwriters shall have received from Dewey Ballantine LLP, an opinion dated the Closing Date and satisfactory in form and substance to the Underwriters, as to the tax treatment of the Certificates under California law.

         Applicable Law: THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Notices: All communications hereunder, if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830.

                                    * * * * *

         The Underwriters agree, subject to the terms and provisions of the Standard Terms to the Underwriting Agreement (June 1997 edition), a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.


                                            GREENWICH CAPITAL MARKETS, INC.
                                            on behalf of the Underwriters

                                            By: /s/ FRANK SKIBO
                                               ---------------------------------
                                            Name:   Frank Skibo
                                            Title:  Senior Vice President


Accepted and Acknowledged
As of the Date First Above
Written:

SAXON ASSET SECURITIES COMPANY

By: /s/ ERNEST G. BRETANA
   ----------------------------------
Name: Ernest G. Bretana
Title: Vice President


SAXON MORTGAGE, INC.
By:  /s/ ERNEST G. BRETANA
   ----------------------------------
Name: Ernest G. Bretana
Title: Assistant Vice President